EXHIBIT 10.1

Page 1 of 8

产品独家经销协议
Product Exclusive Distributor Agreement

甲方：上海亮硕光电子科技有限公司

Party A: Shanghai Lightsky Optoelectronics Technology Co., Ltd.

乙方：SunSi Energies Inc.及其附属公司
Party B: SunSi Energies Inc. and any of its Affiliates
And 以及
ZMY Financial Group Inc.   ZMY金融集团有限公司

甲方和乙方现签订本协议，根据该协议乙方（独家代理商）将销售附表I（LED产品）中概述的LED照明产品和甲方开发的所有新LED产品；甲乙双方经友好协商，对本协议各条款进行了讨论并达成一致。
Party A and Party B have entered into this Agreement whereby Party B (the exclusive agent) will sell the LED lighting products outlined on Schedule I (“ LED Products”) and all new LED products developed by Party A; This agreement was negotiated through friendly consultation where both Parties have discussed and reached mutual agreement on each clause of the Agreement.

I.         授权与承诺Authorization/Promises

1.          甲方授权乙方在北美（“区域”，北美应包括美国全部50个州以及加拿大和墨西哥）独家销售甲方LED产品的权利。
Party A hereby authorizes Party B to have the exclusive right to sell Party A’s LED Products in North America (“Territory”) North America is defined as including all 50 states of United States, Canada and Mexico.

2.          授权有效期Authorized Valid Time

本协议有效期为五（5）年，此后应根据甲方和乙方一致同意的合理绩效标准以相同期间自动续期。

This Agreement shall be in effect for five (5) years, with subsequent automatic renewals of the same duration based upon reasonable performance standards to be agreed upon by both Party A and Party B.

3.          排他性条款Exclusivity Clauses

甲方承诺和保证乙方是本协议有效期限内在区域中销售LED产品的唯一独家代理商。除附表II中列明的名称以外，甲方还同意不向该区域内的任何其他第三方销售其LED产品系列，并且将该区域内收到的LED产品系列的所有询盘或要求转给乙方。
Party A promises and guarantees that Party B will be the only exclusive agent selling the LED Product in the Territory within the valid time of the agreement. Except for the names that are listed on “Schedule II, Party A  also agrees not sell its LED Products Series to any other third party in the Territory and will forward all inquiries or request for the LED Products Series in the Territory to Party B.

甲方只能向附表II中列明的目前现有客户直接销售产品，直至乙方达到双方最初一致同意的“年度最低销售额要求”。一旦乙方达到该最低要求，从那时起，甲方必须首先通过乙方在北美区域内出售其所有产品（包括先前直接销售给附表II中客户的产品）。
Party A will only be able to sell products directly to currently existing clients listed in Schedule II until which time that Party B reaches the first agreed upon Annual Minimum Sales Requirement. Once Party B reaches the minimum requirement, from that point on, Party A must sell all of its products (including those previously sold directly to Schedule II customers) in the North American territory, by first going through Party B.

若产品是为了在本协议所涵盖的区域内直接或间接地出售或经销，则甲方也不能将任何该等产品销售给区域以外的任何实体。
Party A will also not sell any product directly to any entities outside of the Territory if the products are to be sold or distributed directly or indirectly in the territory covered by this agreement.

II.         双方权利和义务Rights and Obligation of Both Parties

1.          甲方权利和义务Rights and Obligations of Party A

(1)              甲方有权对乙方的市场经营活动进行监督。
Party A has the right to supervise the market activities of Party B.

(2)              在甲方或乙方不遵守或违反本协议时，甲方与乙方应协商解决。
Party A and Party B shall negotiate with each other if Party A or B disobeys or violates the Agreement.

(3)              甲方有权根据市场实际情况调整LED产品的价格。乙方应与甲方配合。但是，甲方必须提前至少60天发出通知，将LED产品的任何价格变更告知乙方。甲方将承兑乙方在价格变更生效之前提交的任何订单的定价。
Party A has the right to adjust the price for the LED Product based on the actual situation of the market. Party B should cooperate with Party A. However, Party A must provide a minimum of at least 60 days notice to Party B of any price change of the LED Product. Party A will honor pricing of any orders that was submitted by Party B prior to the change of price to take effect.

(4)              甲方应向乙方提供包装完好、质量合格的LED产品，若产品在保修期和保修范围内出现任何问题，甲方将为乙方或任何客户更换产品。甲方LED产品的保修期由甲方和乙方友好协商并根据LED竞争产品所授予的保修期（市场情况）确定。
Party A shall provide the complete package its qualified LED Products to Party B, and Party A will provide replacement product to Party B or to any customer if the Product has any problems within the warranty scope and time.  The warranty period on Party A’s LED products shall be determined in friendly consultation between Party A and Party B and will be determined by the warranty periods (market conditions) granted by competitive LED products.

(5)              甲方有义务向乙方和顾客提供指LED产品的技术支持和技术咨询。
Party A has the duty to provide the technical support and the technical consultant of the LED Product to Party B and to customers.

(6)              甲方必须将任何LED新产品通知乙方，并且这些新产品应包括在LED产品的范围内。
Party A must notify Party B of any new LED products, and such new products shall be included in the  definition of LED Products.

(7)              甲方应向乙方出具产品的正式独家代理销售授权书，授权期限与本协议有效期一致。
Party A shall give an official exclusive rights letter of the Product to Party B, for the validity authorized time which should be consistent with this Agreement.

(8)              甲方应遵守适用其经营的法律法规。
Party A shall comply with the laws and regulations, which govern its business.

(9)              在中国法律规定保险范围内，甲方应通过自我保险或其他方式具有合理金额的保险，以包括与本协议中的赔偿有关的责任。乙方有权经要求后检查甲方的保险单。
Within the scope of insurance coverage stipulated by Chinese law, Party A shall carry reasonable amounts of insurance, whether through self-insurance or otherwise, to cover its  responsibilities with respect to indemnification herein. Party B shall have the right to examine the policies of insurance of Party A upon request.

(10)              甲方应按照乙方的要求获得和维持在区域内的所有国家销售产品所需的全部法定授权，乙方应负责在这方面发生的所有成本和费用。甲方应向乙方提供与产品有关的所有申请以及因申请而获得的所有注册和批准的完整副本，并向乙方提供其要求的任何其他信息或资料，以使乙方能够在区域内销售产品。
Party A shall obtain and maintain all regulatory authorizations required for the sale of the Products in all countries in the Territory as requested by Party B, and Party B shall be responsible for all costs and expenses incurred in this regard. Party A shall make available to Party B complete copies of all applications and all registrations and approvals obtained therefrom relating to the Products and provide Party B with any other information or material it requests to enable Party B to sell the Products in the Territory.

2.          乙方权利和义务Rights and Obligation of Party B

(1)              乙方有权在区域内发展、设立经销商或零售商，并且设立经销商或零售商的条款由乙方负责。
Party B has the right to develop, establish the distributors or retailers of the Product within the Territory and the terms of establishing such distributors or retailers are the responsibility of Party B.

(2)              如甲方要在其他国家和区域内发展新的代理商，甲方将给乙方机会在该新区域内销售产品。

If Party A needs to develop new agents in other countries and territories, Party A will give Party B an opportunity to sell Products in the new territory.

(3)              如果在保修期内产品出现任何问题，乙方有权要求更换该产品，甲方还应负责运输费用，并同意在通过友好协商确定的期间内更换该产品。

Party B has the right to require the replacement of the Product if there is any problem of the Product within the product guarantee time and Party A should also be responsible for the transportation charges and agree to replace this product within a period to be determined by friendly consultation.

(4)              乙方应精通产品的技术数据，向客户解答所有技术及操作问题（甲方应提供说明书给乙方），因乙方未告知终端用户如何正确使用产品而产生的全部安全、经济、法律责任均由乙方承担。

Party B shall be very familiar with the Technical Data of the Product, and Party B shall answer all the technical and operational problems of the customers (Party A shall provide the Instruction Manual to Party B), Party B will take all the safety, economic, and legal responsibilities of losses incurred due to Party B’s failure to advise end users how to properly use the Product.

(5)              乙方应每三个月向甲方提供一次在区域内的产品销售情况和用户意见报告，同时乙方还应随时向甲
方提供同行及同类产品的市场情况（包括价格、销售情况和样品等）。

Party B should provide to Party A the Product Sales Information and the Report from the Customers in the Territory area every 3 months, meanwhile Party B should also provide the market information (including the Price, Sales situation and the samples, etc.) of the same business or occupation and similar product to
Party A.

(6)              乙方在本协议授权有效期内，不得销售其他公司的LED产品系列，若有以上情形，甲方有权立即解除本协议。
Party B cannot sell the LED Products Series of other companies within the authorized valid time of the Agreement. If that occurs, Party A has the rights to cancel the Agreement immediately.

Page4 of 8

III.         绩效要求、定金和首次采购量Performance Requirements, Deposit and Initial Purchase Amount

1.                     由于在新的区域内设立经销商和销售网络需要时间，甲方给予乙方六（6）个月的期间（首次期间）在区域内建立其销售网络。为了维持本协议项下的独家经销权利，乙方必须完成最低产品采购要求。自首次期间届满之日起十二（12）个月，乙方“每年最低采购量”不应少于五百万（5,000,000）。此后十二个月的最低采购量不应少于一千万（10,000,000）。乙方应每年增加百分之二十（20%）的产品采购量，直至本协议期间届满。所有采用均应以美元为货币单位。乙方有权选择产品和数量，以完成其首次采购义务和每年最低采购义务。

Since it will take time to establish distributor and sales network in the new territory, Party A grants Party B six (6) months of time to set up its sales network in the territory (initial period). In order to maintain the exclusive right under this agreement Party B will have to fulfill minimum purchase of products.  From the date of the expiration of the initial period and for the following twelve (12) months, the “Minimum Yearly Purchase Amount” by Party B should be not less than five million (5,000,000). The minimum purchase amount for the following twelve (12) months should be not less than ten million (10,000,000). Party B will increase the yearly purchase of products by twenty percent (20%) every year until the expiration of the term of this agreement.  All purchases will be made in $USD.  Party B has the right to select which Product and what quantities it chooses to fulfill its Initial Purchase obligation and yearly minimum purchase obligations.

另外，乙方承诺在本协议最初六个月届满之前支付最少300,000美元用于将来购买LED产品。此付款将用于首次购买LED产品，并应记入上文规定的每年最低采购量。
In addition, Party B commit to make a minimal payment in the amount of $300,000 $USD on future purchase of LED Products before the expiration of the initial 6 months of this agreement. This payment will be applied toward the first purchases of LED products and shall be credited against the “Minimum Yearly Purchase Amount” described above.

2.                     取消条款Cancellation clause

如果乙方在签订本协议后最初的九（9）个月内达不到首次采购量；或如果乙方在本协议签署后十八（18）个月届满后不能达到每年最低采购量，且在收到甲方通知后30天内仍未能付款，则甲方有权取消乙方的独家代理权。

If Party B cannot execute the “Initial Payment Amount” within the first (9) nine months after the signature of this agreement; or if Party B can not purchase the “Minimum Yearly Purchase Amount” after the expiration of eighteen (18) months from the signature of the present agreement, Party A will have the right to cancel the exclusive agency of Party B if payment is not made within a 30 period of receiving notice from Party A.
IV.                    采购价格 Purchase Price

1.                    在本协议有效期内，乙方按代理价格向甲方订购LED产品, 若根据市场情况或其它原因（例如制造成本的变化），代理价发生了任何变化，则甲方须提前六十（60）天通知乙方，乙方应与甲方配合。

Within the validity time of the Agreement, Party B will purchase the LED Product based on the agent price. Party A should notify Party B 60 days in advance if there are any changes of the agent price based on the market situation or other causes such as a change in manufacturing costs, Party B shall coordinate with Party A.

2.                    双方应在市场价格变动时协商，甲方承诺乙方的价格在市场上具有竞争力。甲方收到全款后安排发货（以FOB目的地方式交货的）付款方式为电汇。

Both parties shall negotiate when the market price is changed, Party A promises that the price of Party B is competitive in the market. Party A shall arrange the shipment upon receipt of the full payment of Party B. (F.O.B.) The payment shall be made by wire transfer.

V.                    仲裁 Arbitration

1.                     任何由本协议引起或相关的争议，应该通过友好协商方式解决。万一无法协商解决，甲乙双方的争议应提交中国国际经济贸易仲裁委员会（CIETAC）北京分会，按照申请仲裁当时有效的规则进行仲裁。

Any dispute arising from or in connection with this Agreement shall be settled through friendly negotiation. In case no settlement can be reached, the dispute shall be submitted to the China International Economic and Trade Ambition Commission (CIETAC) Beijing Branch for arbitration in accordance with the rules in effect at the time of applying for arbitration.

2.                     仲裁结果为最终裁定，并对双方生效。

The arbitral award is final and binding upon both parties.

3.                     仲裁程序所用语言为英语。

The language of the arbitration proceedings shall be in English.

VI.                    商标Trademarks

使用甲方的商标。甲方特此授予乙方，乙方接受甲方授予的，非排他性的、免使用费的、可分许可的权利和许可，在本协议期间内，向公众说明其是经过授权的产品经销商，并以甲方可能不时使用的商标和商号（“甲方商标”）仅在区域内宣传该等产品。乙方不得改变或删除甲方用于产品的任何甲方商标。受限于前述的有限许可，本条规定并非将甲方商标中的任何权利、所有权或利益授予乙方。本协议一旦终止，乙方应立即停止使用甲方的所有商标。

Use of Party A's Trademarks. Party A hereby grants to Party B, and Party B accepts from Party A, a non-exclusive, royalty-free, sub-licensable right and license, during the term of this Agreement, to indicate to the public that it is an authorized distributor of the Products and to advertise only within the Territory such Product under the trademarks and trade names that Party A may adopt from time to time ("Party A Trademarks"). Party B shall not alter or remove any Party A Trademarks applied to the Products by Party A. Nothing herein shall grant to Party B any right, title, or interest in Party A Trademarks, subject to the foregoing limited license. Upon termination of this Agreement, Party B shall cease using all trademarks of Party A.

本协议一式二份。自双方签字（盖章）成立。

This Agreement is in 2 copies. It comes into existence since it is being signed/sealed by both parties.

（正文结尾，后为签字页）

(End of Text with Signature Page to Follow)

     （签字页/Signature Page）

甲方：上海亮硕光电子科技有限公司
Party A: Shanghai Lightsky Optoelectronics Technology Co., Ltd

法定代表人：  _____________________

Legal representative       (seal) August 24th 2012

地址：上海张江高科科苑路1278号 3100室

Address: Room 3100, No1278, Keyuan Road, Zhangjiang High-tech Park, Shanghai, China

电话：86-21-51371664   Tel：86-21-51371664
传真：86-21-51371603    Fax：86-21-51371603

乙方：SunSi Energies Inc
Party B: SunSi Energies Inc

法定代表人:   _____________________

Legal representative:  Richard St Julien   August 24th 2012

地址： 245 Park Avenue, 24 Floor, New York, NY, 10167
Address: 245 Park Avenue, 24 Floor, New York, NY, 10167

电话： 646-205-0291     Tel：646-205-0291
传真： 646-205-0292     Fax：646-205-0292

ZMY Financial Group
Address: Unit 1703, 17/F, Infinus Plaza, 199 Des Voeux Road Central,
Hong Kong Ltd,
ZMY金融集团
地址: Unit 1703, 17/F, Infinus Plaza, 199 Des Voeux Road Central,
香港有限公司

法定代表人：  _____________________
Legal representative: _________________ (seal) August 24th 2012

附录I
SCHEDULE I
甲方产品目录附于此表后，构成LED照明产品的清单。
Party A’s catalog is attached to the present schedule to constitute the list of the LED lighting products.

附录II
SCHEDULE II

依据本协议第3节，在本协议第一年期间甲方有权直接且在此独家经销商协议以外出售产品的实体仅限于列表的名单，列表上的客户本协议有效期限内归甲方管理。如果甲方在独家经销商协议期间发展其他客户，则甲方需将这些新发展客户转给乙方管理。

The list of names constitutes the only entities that Party A has the right to sell product directly and outside of this exclusive distributor agreement during the first year of this agreement in accordance with section 3 of the present agreement. The listed customers are to be handled by Party A during the validity of the present agreement. Also during the period of the exclusive distributor agreement, any new customers developed by Party A shall be transferred to Party B’s management.